Exhibit 10.17

INDEPENDENT DIRECTOR COMPENSATION PROGRAM

As of December 9, 2021

1. Annual Retainer:  $110,000.

2. Committee Fees:

•	Audit Committee

•	Member-$25,000

•	Audit Committee Chair-$50,000 (inclusive of the Audit Committee Member fee),

•	Nominating and Corporate Governance Committee

•	Member-$15,000,

•	Conflicts Committee

•	Member-$10,000,

•	Conflicts Committee Chair-$25,000 (inclusive of the Conflicts Committee Member fee).

3. Equity Awards: to be determined from time to time by the board of directors or a committee thereof.